Exhibit 10.2

OCI RESOURCE PARTNERS LLC
2013 LONG-TERM INCENTIVE PLAN
FORM OF RESTRICTED UNIT AWARD AGREEMENT
Pursuant to this Restricted Unit Award Agreement (this “Agreement”), dated as of [            ] (the “Date of Grant”), in consideration of the Participant’s agreement to provide or to continue providing services to the Partnership Entities (as defined below), OCI Resource Partners LLC (the “Company”), as the general partner of OCI Resources LP (the “Partnership” and together with its subsidiaries, the Company and any Parent (as defined in the Plan), the “Partnership Entities”), hereby grants to [            ] (the “Participant”) the following Award of Restricted Units pursuant and subject to the terms and conditions of this Agreement and the OCI Resource Partners LLC 2013 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference.
TERMS AND CONDITIONS OF RESTRICTED UNITS
SECTION 1. Grant.
The Company hereby grants to the Participant as of the Date of Grant an award of  [________]  Common Units, subject to the terms and conditions set forth in the Plan and in this Agreement, including, without limitation, those restrictions described in Section 2 of this Agreement(the “Restricted Units”).
SECTION 2. Restricted Units.
The Restricted Units are restricted in that they may be forfeited to the Company and in that they may not, except as otherwise provided in Section 5, be transferred or otherwise disposed of by the Participant until such restrictions are removed or expire as described in Section 4 of this Agreement. The Company shall issue in the Participant’s name the Restricted Units and shall retain the Restricted Units until the restrictions on such Restricted Units expire or until the Restricted Units are forfeited as described in Section 4 of this Agreement. The Participant agrees that the Company will hold the Restricted Units pursuant to the terms of this Agreement until such time as the Restricted Units are either delivered to the Participant or forfeited pursuant to this Agreement.
SECTION 3. Rights of Participant.
Effective as of the Date of Grant, the Participant shall be treated for all purposes as a unitholder with respect to all of the Restricted Units granted to him pursuant to Section 1 of this Agreement (except that the Participant shall not be treated as the owner of the Common Units for federal income tax purposes until the Restricted Units vest (unless the Participant makes an election under section 83(b) of the Code, in which case the Participant shall be treated as the owner of the Common Units for all purposes on the Date of Grant)) and shall, except as provided herein and in the following sentence, have all of the rights and obligations of a unitholder with respect to all such Restricted Units, including any right to vote with respect to such Restricted Units. Notwithstanding the preceding provisions of this Section 3, (i) the Restricted Units shall be subject to the restrictions described herein, including, without limitation, those described in Section 2 of this Agreement, and (ii) the General Partner shall establish, with respect to each Restricted Unit granted, a separate bookkeeping account for such Restricted Unit (a “RU Cash Distribution Account”), which shall be credited (without interest) with an amount equal to any cash distributions made by the Partnership with respect to a Common Unit during the period such Restricted Unit remains credited to the Participant, and (A) upon vesting, of a Restricted Unit, the RU Cash Distribution Account with respect to such vested Restricted Unit shall also become vested; and (B) upon the forfeiture of a Restricted Unit, the RU Cash Distribution Account with respect to such forfeited Restricted Unit shall also be forfeited.
SECTION 4. Forfeiture and Expiration of Restrictions.
(a) Vesting Schedule. Subject to the terms and conditions of this Agreement, the restrictions described in Section 2 of this Agreement shall lapse and the Restricted Units shall become vested and nonforfeitable (“Vested Units”), including any related RU Cash Distribution Account, provided the Participant has continuously provided services to the Partnership Entities (including employment with the Partnership Entities or membership on the Board, as applicable), without interruption, from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date	Cumulative Vested Percentage

The number of Restricted Units that vest as of each date described above will be rounded down to the nearest whole Restricted Unit, with any remaining Restricted Units to vest with the final installment.
(b) Termination of Service or Change of Control.
(i) Termination For Any Reason. If, at any time prior to the final Vesting Date, the Participant’s employment with the Partnership Entities or membership on the Board, as applicable, is terminated for any reason other than the Participant’s death or disability, then all Restricted Units granted pursuant to this Agreement that have not yet vested as of the date of the Participant’s termination shall become null and void as of the date of such termination, shall be forfeited to the Company and the Participant shall cease to have any rights with respect thereto; provided, however, that the portion, if any, of the Restricted Units for which forfeiture restrictions have lapsed as of the Participant’s date of termination shall survive. The Administrator shall determine whether any leave of prolonged absence constitutes a termination of employment within the meaning of the Plan; and the impact of such leave of absence on awards made to the Participant under the Plan.
(ii) Termination due to Death or Disability. If, at any time prior to the final Vesting Date, the Participant’s employment with the Partnership Entities or membership on the Board, as applicable, is terminated by reason of the Participant’s death or disability, then all Restricted Units granted pursuant to this Agreement that remain unvested as of the date of the Participant’s termination shall immediately become fully vested and nonforfeitable as of the date of such termination. The Administrator shall determine what constitutes a disability for purposes of this Agreement.
(iii) Change of Control. In the event of a Change of Control prior to the final Vesting Date, except as otherwise provided in the Plan, all restrictions described in Section 2 of this Agreement shall lapse and all Restricted Units granted pursuant to this Agreement shall become immediately vested and nonforfeitable.
SECTION 5. Limitations on Transfer.
The Participant agrees that he or she shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of) any Restricted Units hereby acquired (and any related RU Cash Distribution Account) prior to the applicable Vesting Dates, including pursuant to a domestic relations order issued by a court of competent jurisdiction. Any attempted disposition of the Restricted Units (and any related RU Cash Distribution Account) in violation of the preceding sentence shall be null and void.
SECTION 6. Nontransferability of Agreement.
This Agreement and all rights under this Agreement shall not be transferable by the Participant other than by will or pursuant to applicable laws of descent and distribution. Any rights and privileges of the Participant in connection herewith shall not be transferred, assigned, pledged or hypothecated by the Participant or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, the Restricted Units (and any related RU Cash Distribution Account) shall automatically be forfeited.
SECTION 7. Adjustment of Restricted Units.
The number of Restricted Units granted to the Participant pursuant to this Agreement shall be adjusted to reflect unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the Common Units with respect to which they were distributed or issued.
SECTION 8. Delivery of Vested Units.
Promptly following the expiration of the restrictions on the Restricted Units as contemplated in Section 4 of this Agreement, and subject to Section 9 of this Agreement, the Company shall cause to be issued and delivered to the Participant or the Participant’s designee the number of Restricted Units as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, and shall pay to the Participant an amount of cash equal to the amount credited to the RU Cash Distribution Account maintained with respect to such Restricted Units. Neither the value of the Restricted Units nor the cash distributions credited in the RU Cash Distribution Account shall bear any interest owing to the passage of time.
SECTION 9. Securities Act.
The Company shall have the right, but not the obligation, to cause the Restricted Units to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any Units hereunder if, in the opinion of counsel for the Company, such delivery would violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws or regulations. By accepting this grant, the Participant agrees that any Units that the Participant may acquire upon vesting of this Award will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.
SECTION 10. Copy of Plan.
By the execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
SECTION 11. Notices.
Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third business day (on which banking institutions in the State of Georgia are open) after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or the Participant may change at any time and from time to time by written notice to the other, the address which it or he or she previously specified for receiving notices. The Company and the Participant agree that any notices shall be given to the Company or to the Participant at the following addresses:
Company:

OCI Resource Partners LLC
Attn: General Counsel
Five Concourse Parkway, Suite 2500
Atlanta, Georgia 30328

Participant:

if mailed, at the Participant’s current address as shown in the Company’s records; and

if provided electronically, provided to Participant at the e-mail address specified in the General Partner’s or such affiliates’     records or as otherwise specified pursuant to and in accordance with the Administrator’s applicable administrative     procedures.

SECTION 12. General Provisions.
(a) Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Administrator shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Administrator with respect thereto and with respect to this Agreement shall be final and binding upon the Participant and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
(b) Continuation of Service. This Agreement shall not be construed to confer upon the Participant any right to continue in the service of the Partnership Entities.

(c) Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
(d) Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Participant, except that the Administrator may unilaterally waive any conditions or rights under, amend any terms of, or alter this Agreement provided no such change materially reduces the rights or benefits of the Participant with respect to the Restricted Units without his or her consent.
(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under the Participant.
(f) Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to this subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
(g) No Liability for Good Faith Determinations. Neither the Partnership Entities, nor the Administrator, nor the Board, nor any officer of the Company, shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.
(h) No Guarantee of Interests. Neither the Administrator, nor the Board, nor the Partnership Entities guarantee the Common Units from loss or depreciation.
(i) Withholding Taxes. If the grant or payment of a Restricted Unit, or the payment of cash with respect to a RU Cash Distribution Account, results in the receipt of compensation by the Participant with respect to which the General Partner, Parent (as defined in the Plan) or Subsidiary (as defined in the Plan) has a tax withholding obligation pursuant to applicable law, then the Participant shall be required to pay to such entity, and such entity shall have the authority and right to deduct or withhold (i.e., “net”), (i) from that number of Common Units otherwise deliverable to the Participant and (ii) from the amount of cash otherwise payable to the Participant, such number of Common Units with respect to (i) above and amount of cash with respect to (ii) above as such entity requires to satisfy all tax withholding obligations required by applicable law to be withheld; provided, however, that the Administrator in its sole discretion may permit the Participant to deliver cash to such entity in satisfaction of such tax withholding obligations, if permitted under applicable law. No issuance of a Common Unit with respect to a Vested Unit or payment of cash with respect to a vested RU Cash Distribution Account shall be made pursuant to this Agreement until the applicable tax withholding requirements of the General Partner, Parent or Subsidiary with respect to such event have been satisfied in full.
(j) Insider Trading Policy. The terms of the Company’s Insider Trading Policy with respect to Common Units are incorporated herein by reference.
(k) Section 83(b) Election. The Participant agrees that, if he or she makes an election under Section 83(b) of the Code with regard to Restricted Units, the Participant will notify the Company in writing within two (2) days after making such election.
(l)    Clawback. Notwithstanding any provisions in the Plan or this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of Common Units granted hereunder shall be subject to a clawback or other recovery by the Partnership Entities to the extent necessary to comply with applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any rule of the Securities and Exchange Commission.
(m) Severability, The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Participant has set his or her hand as to the date and year first above written.

OCI RESOURCE PARTNERS LLC

By:

Name:

Title:

Participant